Exhibit 99.1
First Niagara to Acquire Harleysville National Corporation, with
$5.6 Billion in Assets and 83 Branches in the
Philadelphia & Lehigh Valley Areas
— $237 million acquisition to create a strong foothold in Pennsylvania,
3.15% statewide market share and 140 branches concentrated around Philadelphia and Pittsburgh —
— Continuation of strategy to selectively expand geographic footprint in contiguous markets with attractive demographics and long-term growth potential—
Buffalo, New York—July 27, 2009 — The boards of directors of First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Harleysville National Corporation (NASDAQ: HNBC) announced that First Niagara has agreed to acquire the Philadelphia-area financial services company in an all-stock transaction valued at approximately $237 million or $5.50 per share.
The acquisition of the Harleysville-headquartered bank will provide First Niagara with $5.6 billion in assets including, $3.6 billion in loans and $4.1 billion in deposits in 83 bank branches across nine Eastern Pennsylvania counties. The parent company of Harleysville National Bank also operates East Penn Bank, Millennium Wealth Management and Cornerstone Companies.
“This move is a terrific next step in our strategy to leverage our strong capital position in markets with attractive demographics and long-term growth potential, where we can profitably play offense. The communities served by Harleysville are perfect complements to First Niagara’s stable and resilient markets in Upstate New York and Western Pennsylvania,” said First Niagara President and Chief Executive Officer John R. Koelmel. “We’re also excited to offer Harleysville employees opportunities to further build their careers with our growing company, while giving them the resources they need to continue providing customers the high level of personalized service they’ve come to expect.”
The companies signed a definitive purchase agreement for the transaction, which is expected to close in the first quarter of 2010 and be accretive to First Niagara diluted earnings per share by approximately 14% in 2011.

Under the terms of the agreement, each Harleysville shareholder will receive 0.474 shares of First Niagara common stock for each Harleysville share owned, representing a premium of about 37.5% based on the Pennsylvania bank’s closing price on July 24, 2009 of $4.00 per share. The exchange ratio is based on First Niagara’s five-day average closing stock price of $11.60 on July 22, 2009. The exchange ratio is subject to adjustment under certain circumstances if loan delinquencies at Harleysville exceed specified amounts.
Harleysville investors receiving shares of First Niagara stock will also benefit from the profitable bank’s longstanding commitment to its dividend. First Niagara has maintained a $0.14 per share quarterly dividend since August 2007, throughout the recession and the toughest financial-services industry operating environment in generations.
“We’re very pleased to have found an acquirer with experience in dealing with the integration and cultural issues that come with any two companies combining their businesses,” said Harleysville President and Chief Executive Officer Paul D. Geraghty, who will continue to lead his in-market team. “In First Niagara, we have a strong and profitable partner that will allow us to maintain our focus on community banking customers, while offering employees and investors attractive growth prospects. This is a great transaction for our customers, our employees, and our shareholders.”
First Niagara intends to maintain all Harleysville National and East Penn branches, as well as the Pennsylvania company’s growing commercial banking and wealth-management business. Harleysville’s workforce currently totals over 1,100 employees.
First Niagara has a proven acquisition-integration track record and remains on track to close the previously announced purchase of 57 branches and $4.2 billion in deposits in Pittsburgh and Western Pennsylvania from National City Bank in September. With the addition of Harleysville, First Niagara will have a strong franchise in Pennsylvania with 140 branches across the state. In addition to enhancing the company’s growth prospects, First Niagara’s solid presence in and around the state’s two largest cities will provide added convenience to its customers.
First Niagara expects to continue building its Upstate New York workforce to support the company’s growth across its Eastern Pennsylvania, Western Pennsylvania, Eastern New York, Central New York, Rochester and Western New York regional markets. First Niagara currently employs more than 2,000 and will have approximately 2,800 employees when its National City acquisition closes in September.

Upon closing of the Harleysville acquisition, on a pro forma basis, First Niagara expects to maintain well-capitalized Tier 1 and Total Risk Based Capital ratios as well as a tangible common equity ratio in excess of 6%. In order to maintain First Niagara’s well-capitalized position, the merger agreement provides specific protections in the event of an increase in Harleysville’s loan delinquencies prior to closing.
The transaction has received approvals from the parties’ boards of directors, but remains subject to regulatory approval and other customary closing conditions, as well as the approval of Harleysville shareholders.
First Niagara was advised by the investment banking firms of Sandler O’Neill and Partners and Keefe Bruyette and Woods, as well as the law firm of Luse Gorman Pomerenk & Schick. Harleysville was advised by the investment banking firm of J.P. Morgan and the law firm of Dechert LLP.
Transaction Summary — Outlined below is a summary of details and metric associated with the transaction:

•	Purchase price per share	$5.50

•	Transaction value	$237 million

•	Exchange ratio	0.474 shares of First Niagara common stock for each share of Harleysville stock, subject to certain adjustments

•	Multiples	37.5% premium to closing price on July 24, 2009

0.50x book value

1.13x tangible book value

0.8% core deposit premium

First Niagara will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Niagara and Harleysville, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by First Niagara also can be obtained, when available and without charge, by directing a request to First Niagara Financial Group, Inc., Attention: Anthony M. Alessi, Investor Relations, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, (716) 625-7692, or to Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438, Attention: Noel Devine (215) 256-8851 ext 61703.
Harleysville, First Niagara and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Harleysville in connection with the acquisition. Information about the directors and executive officers of Harleysville and their ownership of Harleysville common stock is set forth in Harleysville’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Harleysville’s address in the preceding paragraph. Information about the directors and executive officers of First Niagara is set forth in First Niagara’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from First Niagara at the address set forth in the preceding paragraph.
Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.
Investor Conference Call — Executives from First Niagara will host a conference call with investors and the financial community at 10 a.m. Eastern Time today to discuss this transaction. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available for until August 10, 2009 by dialing 1-877-660-6853, account number 240, ID number 329186. An investor presentation on this transaction is also available at First Niagara’s website www.fnfg.com.
Media Conference Call —First Niagara ‘s President & CEO John Koelmel will host a media conference call at 11:00 a.m. Eastern Time today. Journalists can participate by dialing 1-877-269-7756.

About Harleysville — Harleysville National Corporation, with assets of $5.6 billion and deposits of $4.1 billion, is the holding company for Harleysville National Bank (HNB). Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.5 billion. Harleysville National Corporation stock is traded under the symbol “HNBC” and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com.
About First Niagara — First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $11.6 billion and deposits of $6.2 billion at June 30, 2009. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses through 113 branches and four Regional Market Centers across Upstate New York. In April 2009, the company announced plans to add another 57 branches in Pittsburgh, Warren and Erie, Pa., additional deposits of $4.2 billion and additional loans of $839 million in an acquisition that is expected to close in September 2009, pending regulatory approval. For more information, visit www.fnfg.com.
Forward-Looking Statements — This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

First Niagara Officer Contacts
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Corporate Communications Manager
(716) 316-1781
leslie.garrity@fnfg.com